UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2017

Blackbaud, Inc.

 (Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina	29492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2017, Blackbaud, Inc. (“Blackbaud”) entered into a Credit Agreement (the “Credit Facility ”) with the lenders referred to therein (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swingline Lender and an Issuing Lender, PNC Bank, National Association, as Syndication Agent, and Wells Fargo Bank, National Association and Regions Bank, as Co-Documentation Agents, with Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, Wells Fargo Securities, LLC and Regions Capital Markets, a division of Regions Bank, as Joint Lead Arrangers and Joint Bookrunners.

The Credit Facility is a $700 million senior secured facility that matures on June 2, 2022, unless earlier terminated, subject to certain conditions and circumstances set forth in the Credit Facility. The Credit Facility includes a $400 million revolving facility (the “Revolving Facility”) and a $300 million term loan facility (the “Term Facility”). The Revolving Facility includes (i) a $50 million sublimit under the Revolving Facility available for the issuance of standby letters of credit, (ii) a $50 million sublimit under the Revolving Facility available for swingline loans, and (iii) a $100 million sublimit under the Revolving Facility available for multicurrency borrowings. Blackbaud may prepay the Credit Facility in whole or in part at any time without premium or penalty, other than customary breakage costs with respect to certain types of loans.

Under the terms of the Credit Facility, Blackbaud is entitled on one or more occasions, subject to the satisfaction of certain conditions, to request an increase in the commitments under the Revolving Credit Facility and/or request additional incremental term loans in the aggregate principal amount of up to $200 million plus an amount, if any, such that the Net Leverage Ratio shall be no greater than 3.00 to 1.00.

The Credit Facility replaces the Credit Agreement, dated February 28, 2014 (as amended, supplemented or modified from time to time, the “Existing Credit Agreement”), by and among Blackbaud, the lenders party thereto and SunTrust Bank, as administrative agent, swingline lender and an issuing lender, Bank of America, N.A., as an issuing lender and syndication agent, and Regions Bank and Fifth Third Bank, as co-documentation agents, with SunTrust Robinson Humphrey, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Fifth Third Bank, as joint lead arrangers and joint bookrunners. In connection with the termination of the Existing Credit Facility, the existing Pledge Agreement dated February 28, 2014 (as amended, supplemented or modified from time to time, the “Existing Pledge Agreement”), by and among Blackbaud and Convio, LLC (“Convio”) in favor of SunTrust Bank, as administrative agent, and the Guaranty Agreement, dated February 28, 2014 (the “Existing Guaranty Agreement”), by Convio in favor of SunTrust Bank, as administrative agent, were terminated.

On June 2, 2017, Blackbaud borrowed $300 million pursuant to the Term Facility and $110 million pursuant to the Revolving Facility, in each case, the proceeds of which were used to repay in full the indebtedness under the Existing Credit Agreement, to pay certain fees and expenses that were incurred in connection with the Credit Facility and for other general corporate purposes.

The obligations of Blackbaud under the Credit Facility are secured by the stock and limited liability company interests of certain direct subsidiaries of Blackbaud and any material domestic subsidiaries of Blackbaud, if any, and the proceeds therefrom pledged pursuant to a Pledge Agreement dated as of June 2, 2017 (the “Pledge Agreement”), by Blackbaud in favor of Bank of America, N.A., as administrative agent, for the ratable benefit of itself and the secured parties referred to therein.

Dollar tranche loans under the Revolving Facility and Term Facility loans bear interest at a rate per annum equal to (a) a base rate equal to the highest of (i) the prime rate announced by Bank of America, N.A., (ii) the Federal Funds Rate plus 0.50%, and (iii) the Eurocurrency Rate (which varies depending on the currency in which the loan is denominated) plus 1% (the “Base Rate”), plus (b) an applicable margin as specified in the Credit Facility (the “Applicable Margin”). Each Eurocurrency Rate Loan under the Credit Facility shall bear interest at a rate per annum equal to the Eurocurrency Rate, plus the Applicable Margin. The Applicable Margin shall be adjusted quarterly, varies based on Blackbaud’s Net Leverage Ratio and varies based on whether the loan is a Base Rate Loan (0.000% to 0.750%) or a Eurocurrency Rate Loan (1.00% to 1.750%). The Credit Facility also provides for a commitment fee of between 0.150% and 0.250% of the unused commitment under the Revolving Facility, depending on Blackbaud’s Net Leverage Ratio.

The Credit Facility contains various representations, warranties and affirmative, negative and financial covenants customary for financings of this type. Financial covenants include a net leverage ratio and an interest coverage ratio.

Bank of America, N.A., the Lenders and other agents under the Credit Facility and the Pledge Agreement and their respective affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, cash management services, interest rate swaps and other advisory services to Blackbaud. These parties have received, and may in the future receive, customary compensation from Blackbaud for such services.

The descriptions of the Credit Facility and the Pledge Agreement provided above are qualified in their entirety by reference to the full and complete terms contained in the Credit Facility and Pledge Agreement, which are filed as Exhibits 10.90 and 10.91 to this current report on Form 8-K and are incorporated herein by reference. Any capitalized term used herein but not defined shall have the meaning ascribed to such term in the Credit Facility.

Forward-looking statements. This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; defects or delays in our cloud-based solutions and hosting services; continued success in sales growth; risks related to data security and data privacy; restrictions in our credit facility that may limit our activities, including dividend payments, share repurchases and acquisitions; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 1.02. Termination of a Material Definitive Agreement.

On June 2, 2017, in connection with its entry into the Credit Facility, Blackbaud terminated the Existing Credit Agreement and repaid all amounts outstanding thereunder and also terminated the Existing Pledge Agreement and the Existing Guaranty Agreement. The descriptions of the Credit Facility, the Existing Credit Agreement, the Existing Pledge Agreement and the Existing Guaranty Agreement in Item 1.01 are hereby incorporated into this Item 1.02 by reference.

SunTrust Bank, the lenders and other agents under the Existing Credit Facility, the Existing Pledge Agreement and the Existing Guaranty Agreement and their respective affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, cash management services, interest rate swaps and other advisory services to Blackbaud. These parties have received, and may in the future receive, customary compensation from Blackbaud for such services.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 above, on June 2, 2017, Blackbaud entered into the Credit Facility and borrowed $410 million under the Credit Facility. The Credit Facility is attached hereto as Exhibit 10.90. The description of the Credit Facility in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.90	Credit Agreement, dated as of June 2, 2017, by and among Blackbaud, Inc. and certain of its subsidiaries, as Borrowers, the lenders referred to therein, Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Lender, PNC Bank, National Association, as Syndication Agent, and Wells Fargo Bank, National Association and Regions Bank, as Co-Documentation Agents, with Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, Wells Fargo Securities, LLC and Regions Capital Markets, a division of Regions Bank, as Joint Lead Arrangers and Joint Bookrunners.

10.91	Pledge Agreement, dated as of June 2, 2017, by Blackbaud, Inc. in favor of Bank of America, N.A., as administrative agent, for the ratable benefit of itself and the secured parties referred to therein.

99.1	Press release of Blackbaud, Inc. dated June 5, 2017 announcing entry into the Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	June 5, 2017	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer